INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No.
33-73038 of Taubman Centers, Inc. on Form S-3 of our report on the consolidated financial statements of Taubman
Centers, Inc. dated February 13, 2001 appearing in the Annual Report on Form 10-K of Taubman Centers, Inc. and of
our report on the combined financial statements of the Unconsolidated Joint Ventures of the Taubman Realty Group
Limited Partnership dated February 13, 2001 appearing in the Annual Report on Form 10-K of Taubman Centers, Inc.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Detroit, Michigan
November 29, 2001